Saxon Asset Securities Company
                    Mortgage Loan Asset Backed Certificates,
                                  Series 1999-1

                             UNDERWRITING AGREEMENT

                                                        Dated: February 18, 1999

To:      Saxon Asset Securities Company (the "Company")

         Saxon Mortgage Inc. ("SMI")

Re:      Standard Terms to Underwriting Agreement (June 1997 Edition)

Series
Designation:      Mortgage Loan Asset Backed Certificates,  Series 1999-1, Class
                  AF-1,  Class AF-2,  Class AF-3,  Class AF-4, Class AF-5, Class
                  AF-6,  Class MF-1,  Class MF-2,  Class BF-1, Class BF-2, Class
                  BF-3,  Class AV-1,  Class MV-1,  Class MV-2, Class BV-1, Class
                  BV-2,  Class  BV-3,  Class  C and  Class R  (collectively  the
                  "Certificates"). The Class AF-1, Class AF-2, Class AF-3, Class
                  AF-4,  Class AF-5,  Class AF-6,  Class MF-1, Class MF-2, Class
                  BF-1, Class AV-1, Class MV-1 and Class MV-2 and certain of the
                  Class  BV-1   Certificates  are  referred  to  herein  as  the
                  "Underwritten Certificates."

                  Underwriting Agreement: Subject to the terms and conditions set forth and incorporated by reference herein, the Company hereby agrees to issue and sell to Prudential Securities Incorporated, NationsBanc Montgomery Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, First
Chicago Capital Markets, Inc. and Chase Securities Inc. (collectively, the "Underwriters"), and the Underwriters hereby agree to purchase from the Company, on or about February 25, 1999, the Underwritten Certificates at the purchase price and on the terms set forth below; provided, however, that the obligations of the Underwriters are subject to: (i) receipt by the Company of (a) the ratings specified in the table below by Moody's Investors Service, Inc.
("Moody's")  and Fitch  Investors  Service,  L.P.  ("Fitch"  and  together  with
Moody's, the "Rating Agencies") with respect to each of the Classes of Certificates; (ii) receipt of a Prospectus Supplement in form and substance satisfactory to the Underwriters; and (iii) the Sales Agreement dated as of February 18, 1999 by and between the Company and Saxon Mortgage, Inc. ("SMI") and the Trust Agreement (as defined below) each being in form and substance satisfactory to the Underwriters.

                  The Certificates will be issued pursuant to a Trust Agreement, dated as of February 1, 1999 (the "Trust Agreement"), by and among the Company, SMI, as Master Servicer (the "Master Servicer"), and Chase Bank of Texas, National Association, as Trustee (the "Trustee"). The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust created under the Trust Agreement (the "Trust"), which will consist primarily of two pools of conventional, one- to four-family, mortgage loans (the "Mortgage Loans") with original terms to stated maturity of not more than 30 years which have the characteristics described in the Prospectus Supplement.

                  The Company and SMI specifically covenant to make available on the Closing Date for sale, transfer and assignment to the Trust, Mortgage Loans having the characteristics described in the Prospectus Supplement; provided, however, that there may be immaterial variances from the description of the Mortgage Loans in the Prospectus Supplement and the actual Mortgage Loans delivered on the Closing Date. Upon delivery of the Mortgage Loans to the Company, the Company will deliver such Mortgage Loans to the Trust.

                Registration Statement: References in the Agreement (as defined below) to the Registration Statement shall be deemed to include registration statement no. 333-59479.

                  Aggregate  Scheduled  Principal  Balance of  Initial  Mortgage
Loans: Approximately $509,057,409 (as of the Cut-off Date), including approximately $257,819,978 of fixed-rate Mortgage Loans and approximately $251,231,431 of Variable Rate Mortgage Loans (in each case as of the Cut-off
Date).

                  Cut-Off Date:  As of the close of business February 1, 1999.


Terms of the Certificates:

---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Series 1999-1                 Initial           Pass-Through       Proposed       CUSIP Number       Sale of the
Designation                  Principal              Rate          Ratings by                        Certificates
                              Amount                              Moody's and
                                                                    Fitch
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class AF-1                  $80,000,000             %(2)            Aaa/AAA        805584 CU 3           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class AF-2                  $38,000,000            5.980%           Aaa/AAA        805584 CV 1           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class AF-3                  $35,000,000            6.170%           Aaa/AAA        805584 CW 9           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class AF-4                  $28,000,000            6.350%           Aaa/AAA        805584 CX 7           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class AF-5                  $17,389,000          6.775%(3)          Aaa/AAA        805584 CY 5           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class AF-6                  $22,043,000            6.350%           Aaa/AAA        805584 DG 3           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class MF-1                  $14,825,000          6.645%(3)          Aa2/AA         805584 CZ 2           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class MF-2                  $10,958,000          7.190%(3)           A2/A          805584 DA 6           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class BF-1                  $6,446,000           8.475%(3)         Baa2/BBB        805584 DB 4           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class AV-1                 $200,358,000           %(2)(4)           Aaa/AAA        805584 DC 2           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class MV-1                  $20,728,000           %(2)(4)           Aa2/AA         805584 DD 0           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class MV-2                  $16,331,000           %(2)(4)            A2/A          805584 DE 8           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class BV-1                  $4,000,000            %(2)(4)          Baa2/BBB        805584 DF 5           (1)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class C                         N/A                 N/A               (5)              N/A               (6)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

Class R                         N/A                 N/A               (5)              N/A               (7)
---------------------- ---------------------- ----------------- ---------------- ---------------- ------------------

(1) The Underwritten Certificates will be purchased by the Underwriters from the Company and will be offered by the Underwriters to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

(2) On each Distribution Date, the Variable Rate Pass-Through Rates per annum will equal the least of: (i) One Month LIBOR plus the related spread; (ii) the weighted Average of, (A) in the case of the Class AF-1 Certificates, the maximum lifetime Mortgage Interest Rates on the Mortgage Loans in the Fixed Rate Group and, (B) in the case of the AV-1, MV-1, MV-2 and BV-1 Certificates, the maximum lifetime Mortgage Interest Rates on the Mortgage Loans in the Variable Rate Group, in each case less the Servicing Fee Rate and Master Servicing Fee Rate; and (iii) the applicable Available Funds Cap (as further described in the Prospectus Supplement).

(3) On any Distribution Date, the Pass-Through Rates for the Class AF-5, Class MF-1, Class MF-2 and Class BF-1 Certificates will equal the lesser of (i) the Pass-Through Rate set forth above (subject, in the case of the AF-5 Certificates, to a 0.50% increase for any Distribution Date after the Initial Optional Redemption Date) and (ii) the Weighted Average Interest Rates on the Mortgage Loans in the Fixed Rate Group less the Servicing Fee Rate and Master Servicing Fee Rate per annum (as further described in the Prospectus Supplement).

(4) The Applicable Spread for these Classes are subject to adjustment on or after the Step-Up Date, as further described in the Prospectus Supplement.

(5) No ratings have been requested by the Underwriters for the Class C and Class R Certificates.

(6) The Class C Certificates will be sold to the Company in a privatel negotiated transaction.

(7) The Class R Certificates will be sold to the Company in a privately negotiated transaction.

                  Underwritten Certificates Ratings: It is agreed that as a further condition of the Underwriters' obligation to purchase the Underwritten Certificates, the ratings indicated above by the Rating Agencies on the Underwritten Certificates and the Class BF-2, Class BF-3, Class BV-2 and Class BV-3 Certificates shall not have been rescinded and there shall not have occurred any downgrading, or public notification of a possible downgrading or public notice of a possible change, without indication of direction, in the ratings accorded the Underwritten Certificates.

                  Mortgage   Loans:   Mortgage  Loans  having  the   approximate
characteristics described in the Prospectus Supplement with the final schedule attached as Schedule I to the Trust Agreement.

                  Principal and Interest Distribution Dates: Each Distribution Date shall be the 25th day of each month, or if such day is not a business day, the next succeeding business day, commencing in March 1999.

                  REMIC Election: One or more elections will be made to treat the Mortgage Loans and related assets of the Trust as a real estate mortgage investment conduit (the "REMIC"). The Underwritten Certificates, the Class BF-1, Class BV-1, Class BF-2, Class BV-2, Class BF-3, Class BV-3 and the Class C Certificates will be designated as "regular interests" in the REMIC. The Class R Certificates will be designated as the "residual interest" in the REMIC.

                  Purchase Price: The Underwriters hereby agree to purchase each Class of Underwritten Securities from the Company at the applicable purchase price set forth below, plus, in the case of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2 and Class BF-1 Certificates, accrued interest at the applicable Pass-Through Rate from the close of business on February 1 through the Closing Date. Each such purchase price is expressed as a percentage of the initial principal amount of the related Mortgage Loan pool.


                                 Purchase Price

                           Class AF-1                                   %99.75
                           Class AF-2                                   %99.75
                           Class AF-3                                   %99.75
                           Class AF-4                                   %99.75
                           Class AF-5                                   %99.75
                           Class AF-6                                   %99.75
                           Class MF-1                                   %99.65
                           Class MF-2                                   %99.65
                           Class BF-1                                   %99.50
                           Class AV-1                                   %99.75
                           Class MV-1                                   %99.65
                           Class MV-2                                   %99.65
                           Class BV-1                                   %99.50

         Each of the Underwriters agrees, severally and not jointly, subject to the terms and conditions contained herein and in the Standard Terms to Underwriting Agreement (June 1997 Edition), to purchase the principal balances of the Classes of Certificates specified opposite its name below:



------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
                                             Merrill Lynch,
                                                 Pierce,           NationsBanc      First Chicago
  Series 1999-1    Prudential Securities     Fenner & Smith         Montgomery         Capital           Chase
   Designation         Incorporated           Incorporated        Securities LLC    Markets Inc.    Securities Inc.
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class AF-1         $24,000,000.00         $16,000,000.00         $14,000,000.00    $14,000,000.00   $12,000,000.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class AF-2         $11,400,000.00          $7,600,000.00          $6,650,000.00     $6,650,000.00    $5,700,000.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class AF-3         $10,500,000.00          $7,000,000.00          $6,125,000.00     $6,125,000.00    $5,250,000.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class AF-4          $8,400,000.00          $5,600,000.00          $4,900,000.00     $4,900,000.00    $4,200,000.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class AF-5          $5,216,700.00          $3,477,800.00          $3,043,075.00     $3,043,075.00    $2,608,350.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class AF-6          $6,612,900.00          $4,408,600.00          $3,857,525.00     $3,857,525.00    $3,306,450.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class MF-1          $4,447,500.00          $2,965,000.00          $2,594,375.00     $2,594,375.00    $2,223,750.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class MF-2          $3,287,400.00          $2,191,600.00          $1,917,650.00     $1,917,650.00    $1,643,700.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class BF-1          $1,933,800.00          $1,289,200.00          $1,128,050.00     $1,128,050.00      $966,900.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class AV-1         $60,107,400.00         $40,071,600.00         $35,062,650.00    $35,062,650.00   $30,053,700.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class MV-1          $6,218,400.00          $4,145,600.00          $3,627,400.00     $3,627,400.00    $3,109,200.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class MV-2          $4,899,300.00          $3,266,200.00          $2,857,925.00     $2,857,925.00    $2,449,650.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------
Class BV-1          $1,200,000.0             $800,000.00            $700,000.00       $700,000.00      $600,000.00
------------------ ---------------------- ---------------------- ----------------- ---------------- -----------------

                  Closing Date and Location: 10:00 a.m. Eastern Time on February 25, 1999, at the offices of McGuire, Woods, Battle & Boothe LLP, One James Center, 901 E. Cary Street, Richmond, VA 23219. The Company will deliver the Underwritten Certificates in book-entry form only through the same day funds settlement system of the relevant Depositories, and the Class C and Class R Certificates in certificated, fully registered form on February 25, 1999.

                  Due Diligence: At any time prior to the Closing Date, the Underwriters have the right to inspect the Mortgage Loan files, the related mortgaged properties and the loan origination procedures to ensure conformity with the Prospectus and the Prospectus Supplement.

                  Controlling Agreement: This Underwriting Agreement, together with the Standard Terms to Underwriting Agreement (June 1997 Edition) (together, the "Agreement"), completely sets forth the agreements between the Company and SMI and the Underwriters and fully supersedes all prior agreements, both written and oral, relating to the issuance of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. Notwithstanding the foregoing, the Standard Terms are hereby amended for purposes of the Agreement such that there shall be added to the final sentence of Section 1(ii) thereof the words ", the Trustee, DTC," immediately following the phrase "any Credit Enchancer" therein.

                  Information Provided by the Underwriters: It is understood and agreed that the information set forth under the heading "Underwriting" in the Prospectus Supplement and the sentence regarding the Underwriters's intention to establish a market in the Underwritten Certificates on the inside front Cover Page of the Prospectus Supplement is the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement and the Final Prospectus.

                  Collateral   Term   Sheets,   Structural   Term   Sheets   and
Computational Materials: The Underwriters hereby represent and warrant that (i) a hard copy of the information provided by the Underwriters to the Company in electronic form and attached hereto as Exhibit A, if any, constitutes all "Collateral Term Sheets" or "Structural Term Sheets" (that are required to be filed with the Commission within two business days of first use under the terms of the Public Securities Association letter) disseminated by the Underwriters to investors in connection with the Underwritten Certificates and (ii) a hard copy of the information provided by the Underwriters to the Company and attached hereto as Exhibit B, if any, constitutes all "Computational Materials" disseminated by the Underwriters in connection with the Underwritten Certificates.

                    Trustee: Chase Bank of Texas, National Association will act as Trustee of the Trust.

                    Blue Sky Qualifications: The Underwriters specify, and the parties intend to qualify the Underwritten Certificates in, no jurisdictions pursuant to the Agreement.

                  State Law Tax Opinion: At Closing, the Underwriters shall have received from Locke, Liddell & Sapp LLP an opinion dated the Closing Date and satisfactory in form and substance to the Underwriters, as to the tax treatment of the Certificates under Texas law.

                  Applicable Law: THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                    Notices: All communications hereunder, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Prudential Securities Incorporated, One New York Plaza, 17th Floor, New York, New York 10292-2017, Attention: Brendan Keane.

                                    * * * * *

                  The Underwriters agree, subject to the terms and provisions of the Agreement, a copy of which is attached, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.

                              PRUDENTIAL SECURITIES INCORPORATED
                              on behalf of the Underwriters


                              By:      /s/        Brendan Keane
                                   ----------------------------------
                                   Name:          Brendan Keane
                                   Title:         Director


Accepted and Acknowledged
  As of the Date First Above
  Written:

SAXON ASSET SECURITIES COMPANY


By:      /s/      Bradley D. Adams
--------------------------------------
Name:    Bradley D. Adams
Title:   Vice President

SAXON MORTGAGE, INC.


By:      /s/      Bradley D. Adams
---------------------------------------
Name:    Bradley D. Adams
Title:   Vice President